================================================================================

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           PARK NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            PARK NATIONAL CORPORATION
                              50 North Third Street
                               Newark, Ohio 43055
                                 (740) 349-8451
                            _________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 20, 1998
                            _________________________



To the Shareholders of
Park National Corporation:                                       March 9, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Park National Corporation (the "Company") will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, on April 20, 1998, at 2:00 p.m., local time, for the following purposes:

         1. To elect five directors to serve for terms of three years each.

         2. To consider and vote upon proposed amendments to the Company's 1995 Incentive Stock Option Plan.

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         Only shareholders of record at the close of business on February 27, 1998, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

         You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the enclosed postage-paid, return-addressed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 OF THE PROXY CARD AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2.

                                          By Order of the Board of Directors,


                                          /s/ DAVID C. BOWERS
                                          --------------------------------
                                          David C. Bowers, Secretary

                            PARK NATIONAL CORPORATION
                              50 North Third Street
                               Newark, Ohio 43055
                                 (740) 349-8451


                                 PROXY STATEMENT

         This Proxy Statement and the accompanying proxy are being mailed to shareholders of Park National Corporation, an Ohio corporation (the "Company"), on or about March 9, 1998, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Monday, April 20, 1998, or at any adjournment(s) thereof. The Annual Meeting will be held at 2:00 p.m., local time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio.

         A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares of the Company voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         Only shareholders of the Company of record at the close of business on February 27, 1998 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 9,374,107 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to the shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

         Common shares of the Company represented by signed proxy cards that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "abstain," "against" or "withhold authority" on one or more or all matters or they are not marked at all. Broker-dealers, who hold their customer's common shares in street name, may, under the applicable rules of the exchange or other self-regulatory organizations of which the broker-dealers are members, sign and submit proxy cards for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker-dealers may not vote such common shares on other matters, which typically include approval of significant corporate transactions such as mergers and acquisitions, amendments to the articles of incorporation or the code of regulations of a corporation and the approval of stock compensation plans, without specific instructions from the customer who owns such common shares. Proxy cards signed and submitted by broker-dealers which have not been voted on certain matters as described in the preceding sentence are referred to as "broker non-votes". Such proxies count toward the establishment of a quorum. THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE ON EACH OF THE MATTERS TO BE VOTED AT THE ANNUAL MEETING IS THE SAME AS A "NO" VOTE.

         If written notice is given by any shareholder to the President or the Secretary of the Company before 2:00 p.m. on April 18, 1998, that the shareholder desires that the voting for the election of directors be cumula-tive, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses in voting for directors. If cumulative voting is invoked, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by him, and will be entitled to distribute his votes among the candidates as he sees fit.

         The Company will bear the costs of preparing, printing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of common shares entitled to vote at the Annual Meeting.

         The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1997 (the "1997 fiscal year") is enclosed herewith.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table furnishes certain information, as of the Record Date, as to the common shares beneficially owned by each of the current directors of the Company, by each of the nominees for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group and, to the Company's knowledge, by the only persons beneficially owning more than 5% of the outstanding common shares:


                                                           Amount and Nature of
                                                         Beneficial Ownership (1)
                                 -------------------------------------------------------------------
                                                              Common Shares Which
                                                             Can Be Acquired Upon
                                                              Exercise of Options
Name of Beneficial                                                Exercisable                           Percent
Owner or Number of                     Common Shares            Within 60 Days                          of Class
of Persons in Group                    Presently Held                                     Total            (2)
-------------------                    --------------                                     -----            ---

The Park National Bank,
    Trust Department                 1,052,245  (3)                      0              1,052,245         11.2%
50 North Third Street
Newark, OH  43055

John L. Warner                         701,983  (4)                      0                701,983         7.5%
868 Shoreham Road
Newark, OH  43055

Maureen Buchwald                         1,097                       1,240                  2,337          (5)
James J. Cullers                         6,869  (6)                  1,240                  8,109          (5)
C. Daniel DeLawder (7)                  73,000  (8)                  3,706                 76,706          (5)
D. C. Fanello                              700  (9)                      0                    700          (5)
R. William Geyer                         4,150  (10)                     0                  4,150          (5)
Philip H. Jordan, Jr.                    2,997  (11)                     0                  2,997          (5)
Tamala Longaberger Kaido                 1,240                           0                  1,240          (5)
Howard E. LeFevre                       45,404  (12)(13)                 0                 45,404          (5)
Phillip T. Leitnaker                     2,043  (14)                     0                  2,043          (5)
William T. McConnell (7)               185,837  (12)(15)                 0                185,837         2.0%
James A. McElroy                        50,371  (16)                 1,240                 51,611          (5)
John J. O'Neill                        129,340  (12)                     0                129,340         1.4%
William A. Phillips                     10,099  (17)                     0                 10,099          (5)
J. Gilbert Reese                       411,420  (12)(18)                 0                411,420         4.4%
Rick R. Taylor                             833                           0                    833          (5)
David C. Bowers (7)                     26,676  (19)                 3,000                 29,676          (5)

All current executive officers
   and directors as a group
   (17 persons)                      1,654,059  (20)                10,426              1,664,485         17.7%

________________________

         (1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

         (2) The percent of class is based on 9,374,107 common shares outstanding and entitled to vote on the Record Date and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of the Record Date.

         (3) The Trust Department of The Park National Bank, a wholly-owned subsidiary of the Company ("PNB"), as the fiduciary of various agency, trust and estate accounts, beneficially owns 1,052,245 common shares. PNB has sole voting and investment power with respect to 1,043,245 of these common shares and shares voting and investment power with respect to 9,000 of these common shares. The officers and directors of PNB and the Company disclaim beneficial ownership of the common shares beneficially owned by the Trust Department of PNB. The number shown does not include common shares held by PNB's Trust Department in various trust accounts, as to which PNB's Trust Department has no voting or investment power.

         (4) The number shown includes 228,266 common shares held by Mr. Warner in a family trust for which Mr. Warner serves as trustee and exercises sole voting and investment power; 9,000 common shares held in a family trust for which he serves as co-trustee with PNB's Trust Department and exercises shared voting and investment power; and 4,832 common shares held by the wife of Mr. Warner as to which she exercises sole voting and investment power.

         (5) Represents ownership of less than 1% of the outstanding common shares.

         (6) Includes 539 common shares held by Mr. Cullers' wife; 577 common shares held in a trust with respect to which Mr. Cullers has sole voting and investment power; 4,111 common shares held in a Keough plan maintained by Mr. Cullers' law firm with respect to which Mr. Cullers has voting and investment power; 146 common shares held by Mr. Cullers as custodian for his grandchildren; and 59 common shares held by Mr. Cullers' wife as custodian for their grandchildren.

         (7) Executive officer of the Company named in the Summary Compensation Table.

         (8) The number shown includes 33,300 common shares held by the wife of Mr. DeLawder as to which she exercises sole voting and investment power; 573 common shares held by Mr. DeLawder's daughter and 572 common shares held by Mr. DeLawder's son as to which Mr. DeLawder exercises shared voting and investment power; and 5,580 common shares held for the account of Mr. DeLawder in the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust (the "Park 401(k) Plan").

         (9) The number shown includes 700 common shares held in a trust in which Mr. Fanello has sole voting and investment power; but does not include 400 common shares held in a grantor trust established for the benefit of the wife of Mr. Fanello, with respect to which common shares Mr. Fanello has no voting or investment power.

         (10) The number shown includes 584 common shares held by the wife of Mr. Geyer as to which she exercises sole voting and investment power; and 2,500 common shares held in Mr. Geyer's account in a Keough plan.

         (11) The number shown includes 2,997 common shares held in a trust with respect to which Mr. Jordan has sole voting and investment power.

         (12) The number shown does not include 25,520 common shares owned by the Newark Campus Development Fund, an Ohio not for profit corporation, of which the following directors of the Company serve as officers and/or trustees:
Messrs. LeFevre, McConnell, O'Neill and Reese. None of these individuals has the power to vote these common shares without the consent of a majority of the Board of Trustees and, therefore, each disclaims beneficial ownership of such common shares.

         (13) The number shown includes 45,404 common shares held in an inter vivos trust created by Mr. LeFevre for which PNB's Trust Department serves as trustee and Mr. LeFevre exercises sole voting and investment power.

         (14) The number shown includes 893 common shares held jointly by Mr. Leitnaker and his wife as to which they share voting and investment power; and 500 common shares held by the wife of Mr. Leitnaker as to which she exercises sole voting or investment power.

         (15) The number shown includes 67,600 common shares held by the wife of Mr. McConnell as to which she exercises sole voting and investment power;
15,400 common shares held in an inter vivos irrevocable trust established by Mr. McConnell with respect to which PNB's Trust Department serves as trustee; and 3,123 common shares held for the account of Mr. McConnell in the Park 401(k) Plan.

         (16) The number shown includes 18,672 common shares held in a trust with respect to which Mr. McElroy exercises sole voting and investment power; 11,225 common shares owned by AMG Industries, Inc., a corporation controlled by Mr. McElroy; and 593 common shares held by Mr. McElroy's wife as to which she exercises sole voting and investment power.

         (17) The number shown includes 615 common shares held for the account of Mr. Phillips in the Park 401(k) Plan.

         (18) The number shown includes 51,120 common shares held by the wife of Mr. Reese with respect to which she exercises sole voting and investment power.

         (19) The number shown includes 3,553 common shares held for the account of Mr. Bowers in the Park 401(k) Plan.

         (20) See Notes (4), (6) and (8) through (19) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the knowledge of the Company, based solely on a review of the copies of the reports furnished to the Company and representations that no other reports were required, during the 1997 fiscal year, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with; except Phillip T. Leitnaker, who is a director of the Company, filed late one report related to one transaction and William T. McConnell, who is an executive officer and director of the Company, filed late one report related to one transaction.

                              ELECTION OF DIRECTORS

         In accordance with Section 2.02 of the Regulations of the Company, the Board of Directors has set the number of directors at sixteen and at five the number of directors to be elected at the Annual Meeting to hold office for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

         The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

                                           Position(s) Held
                                         with the Company and           Director of the
                                      its Principal Subsidiaries            Company             Nominee For
Nominee                   Age        and Principal Occupation(s)       Continuously Since    Term Expiring In
-------                   ---        ---------------------------       ------------------    ----------------

Maureen Buchwald           66       Vice President of Ariel                   1997                 2001
                                    Corporation (manufacturer of
                                    reciprocating compressors)
                                    until her retirement in 1997;
                                    Director of The First-Knox
                                    National Bank of Mount Vernon,
                                    a wholly-owned subsidiary of
                                    the Company ("FKNB")

D. C. Fanello              76       Vice Chairman and Founder of              1990                 2001
                                    Shiloh Corporation, Mansfield,
                                    Ohio (stamping/blanking);
                                    Director of Richland Trust
                                    Company, a wholly-owned
                                    subsidiary of the Company
                                    ("Richland")

                                           Position(s) Held
                                         with the Company and           Director of the
                                      its Principal Subsidiaries            Company             Nominee For
Nominee                   Age        and Principal Occupation(s)       Continuously Since    Term Expiring In
-------                   ---        ---------------------------       ------------------    ----------------

Phillip T. Leitnaker       70       Owner of Leitnaker Farms,                 1990                 2001
                                    Baltimore, Ohio (farming);
                                    President and Owner of Phillip
                                    Leitnaker Construction, Inc.,
                                    Baltimore, Ohio (construction
                                    company); President and
                                    majority owner of D & B Paving
                                    Company, Baltimore, Ohio
                                    (paving company); Member of
                                    Advisory Board of Fairfield
                                    National Division of PNB

J. Gilbert Reese           72       Senior Partner, Reese, Pyle,              1987                 2001
                                    Drake & Meyer, Attorneys at
                                    Law, Newark, Ohio; Chairman of
                                    the Board of First Federal
                                    Savings & Loan Association of
                                    Newark, Newark, Ohio; Director
                                    of PNB

Rick R. Taylor             50       President of Jay Plastics                 1995                 2001
                                    Corp., Mansfield, Ohio (plastic
                                    parts manufacturer); Director
                                    of Richland

         The following table gives certain information concerning the current directors of the Company whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

                                            Position(s) Held
                                          with the Company and           Director of the
                                       its Principal Subsidiaries            Company
Name                       Age        and Principal Occupation(s)       Continuously Since     Term Expires In
----                       ---        ---------------------------       ------------------     ---------------

C. Daniel DeLawder          48       President of the Company since            1994                 1999
                                     April, 1994; President since
                                     April, 1993, Executive Vice
                                     President from March, 1992 to
                                     April, 1993, and Director of
                                     PNB; Chairman of Advisory Board
                                     since November, 1989 and
                                     President from 1985 to March,
                                     1992 of the Fairfield National
                                     Division of PNB; Director of
                                     Richland

Philip H. Jordan, Jr.,      66       Retired.  From 1975 to 1995,              1997                 1999
   Ph.D.                             President of Kenyon College;
                                     Director of FKNB

Tamala                      36       President since 1994, and                 1996                 1999
   Longaberger Kaido                 President, Sales and Marketing,
                                     from 1991 to 1993 of The
                                     Longaberger Company, Dresden,
                                     Ohio (specialty goods
                                     manufacturer); Director of
                                     Century National Bank, a
                                     wholly-owned subsidiary of the
                                     Company ("Century")

Howard E. LeFevre           90       Chairman of the Board of                  1987                 1999
                                     Freight Service, Inc., Newark,
                                     Ohio (leasing and warehousing);
                                     Director of PNB

John J. O'Neill             77       President/Owner of Southgate              1987                 1999
                                     Corporation, Newark, Ohio (real
                                     estate development and
                                     management); Director of PNB

                                            Position(s) Held
                                          with the Company and           Director of the
                                       its Principal Subsidiaries            Company
Name                       Age        and Principal Occupation(s)       Continuously Since     Term Expires In
----                       ---        ---------------------------       ------------------     ---------------

James J. Cullers            67       Senior Partner, Zelkowitz,                1997                 2000
                                     Barry & Cullers, Attorneys at
                                     Law, Mount Vernon, Ohio;
                                     Director of FKNB

R. William Geyer            66       Partner, Kincaid, Taylor and              1992                 2000
                                     Geyer, Attorneys at Law,
                                     Zanesville, Ohio; Director of
                                     Century

William T. McConnell        64       Chairman of the Board since               1986                 2000
                                     April, 1994, Chief Executive
                                     Officer since July, 1986, and
                                     President from July, 1986 to
                                     April, 1994, of the Company;
                                     Chairman of the Board since
                                     April, 1993, Chief Executive
                                     Officer since April, 1983,
                                     President from March, 1979 to
                                     April, 1993, and Director of
                                     PNB; Director of Century;
                                     Director of FKNB

James A. McElroy            65       Chairman of the Board, AMG                1997                 2000
                                     Industries, Inc. (manufacturer
                                     of automobile parts), Mount
                                     Vernon, Ohio; Director of FKNB

William A. Phillips         65       Chairman of the Board, Chief              1990                 2000
                                     Executive Officer and Director
                                     of Century

John L. Warner              70       Agent, W. A. Wallace Co.,                 1987                 2000
                                     Newark, Ohio (insurance);
                                     Director of PNB

NOMINATION PROCEDURE

         The Regulations of the Company provide that shareholder nominations for election to the Board of Directors must be made in writing and must be delivered or mailed to the President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such nomination must be mailed or delivered to the President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of common shares beneficially owned by the notifying shareholder. Nominations which the chairman of the meeting determines are not made in accordance with the Regulations of the Company will be disregarded.

RECOMMENDATION AND VOTE

         Under Ohio law and the Regulations of the Company, the five nominees for election as directors in the class whose terms expire in 2001 receiving the greatest number of votes will be elected.

         Common shares of the Company represented by the accompanying proxy card will be voted FOR the election of the above nominees unless authority to vote for one or more nominees is withheld. Shareholders of the Company may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

         Committees and Meetings of the Board of Directors

         The Board of Directors of the Company held a total of four meetings during the Company's 1997 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he or she served as a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during the period he or she served; other than Philip H. Jordan, Jr. and James A. McElroy, each of whom attended 50% of such meetings.

         The Board of Directors of the Company has an Audit Committee composed of Howard E. LeFevre, R. William Geyer and John L. Warner. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors, and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met four times during the Company's 1997 fiscal year.

         The Board of Directors of the Company has an Executive Committee composed of C. Daniel DeLawder, Howard E. LeFevre, William T. McConnell, John J. O'Neill and J. Gilbert Reese. The Executive Committee performs the functions of a compensation committee. The Executive Committee reviews and recommends for approval by the Board of Directors compensation and benefit plans for officers of the Company, supervises the operation of the Company's compensation plans and selects those eligible employees who may participate in each plan (where selection is required). The Executive Committee also reviews large loans proposed to be made by PNB, Richland, Century and FKNB. The Executive Committee met nine times during the Company's 1997 fiscal year.

         The Board of Directors does not have a standing nominating committee or committee performing similar functions.

COMPENSATION OF DIRECTORS

         Each director of the Company who is not an employee of the Company or one of its subsidiaries receives as fees an annual retainer (which was paid in the form of 150 common shares for the 1997 fiscal year), $750 for each meeting of the Company's Board of Directors attended and $200 for each meeting of a committee of the Board of Directors attended. If the date of a meeting of the Company's Board of Directors is changed from that provided for by resolution of the Board of Directors and a non-employee director is unable to attend such rescheduled meeting, he or she receives $750 as though he or she had attended the meeting. Messrs. DeLawder, McConnell and Phillips receive no compensation for serving as members of the Company's Board of Directors since they are employees of the Company and/or one of the subsidiaries of the Company.

         The Company and its subsidiaries maintain a life insurance policy with a death benefit of $100,000 on behalf of each director of the Company who is not an executive officer of the Company. The director has the right to designate the beneficiary to whom his or her share of the proceeds under the policy is to be paid. A director becomes fully vested with respect to his or her policy after three years of service. The Company and its subsidiaries maintain on behalf of each director who is an executive officer of the Company, in his capacity as such executive officer, a life insurance policy which will have a death benefit payable thereunder in an amount equal to approximately two times the named executive officer's highest annual total compensation during his employment with the Company and its subsidiaries. The executive officer has the right to designate the beneficiary to whom his share of the proceeds under the policy is to be paid. An executive officer's policy remains in effect following his retirement as long as certain conditions are satisfied.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Executive Committee of the Company's Board of Directors performs the functions of a compensation committee. William T. McConnell, who serves as Chairman of the Board and Chief Executive Officer of the Company and of PNB, serves as a member of the Executive Committee. Mr. McConnell sits on the Board of Directors of Freight Service, Inc. but not on its compensation committee. Howard E. LeFevre, Chairman of the Board and a director of Freight Service, Inc., serves as a member of the Executive Committee of the Company's Board of Directors. J. Gilbert Reese, who is senior partner in the law firm of Reese, Pyle, Drake & Meyer which rendered legal services to certain of the Company's subsidiaries during the Company's 1997 fiscal year and continues to render legal services to certain of the Company's subsidiaries during the Company's 1998 fiscal year, is also a member of the Executive Committee. C. Daniel DeLawder, who is President of the Company and of PNB, also serves as a member of the Executive Committee.


           REPORT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the performance graph set forth on page 21 shall not be incorporated by reference into any such filings.

OVERALL PHILOSOPHY AND ADMINISTRATION

         The executive officers of the Company receive no compensation from the Company. Instead, they are paid by PNB for services rendered in their capacities as executive officers of the Company and PNB. The Board of Directors of the Company has a five-member Executive Committee, composed of three outside directors and Messrs. McConnell and DeLawder. One function of the Executive Committee is to review and recommend officer compensation levels and Company benefit plans and to forecast future personnel needs of the Company. During 1997, no decisions of the Executive Committee were modified or rejected in any material way by the Boards of Directors of PNB or of the Company. Messrs. McConnell and DeLawder do not vote on any matters with respect to their own compensation.

         The Company's compensation philosophy reflects a commitment to pay for performance. The compensation program for all officers, including executive officers, consists of three primary elements -- a base salary component, an incentive bonus component and a stock option component. The combination of base salary and incentive bonus is designed to relate total cash compensation levels to overall performance by the Company and its subsidiaries and individual performance of the executive officers. The Company's cash compensation philosophy reflects a significant part of total executive cash compensation to be "at risk" in the form of an incentive bonus based on the performance of the Company and its subsidiaries, ranging from 54.7% to 68.5% for 1997, 63.8% to 74.7% for 1996 and 60.9% to 74.6% for 1995, for the three executive officers of the Company named in the Summary Compensation Table.

         Since the late 1980s, the percentage of total executive cash compensation "at risk" in the form of incentive bonuses has been higher for the officers of PNB than for the officers of the Company's other subsidiaries. Salaries of PNB officers, including those of Messrs. McConnell, DeLawder and Bowers, have remained without substantial adjustment for a number of years, except for limited increases reflecting cost of living raises and special increases or adjustments reflecting increased responsibilities and promotions, with primary reliance being placed on the Incentive Bonus Plan for compensation adjustments. Over the years, there has been an attempt to increase the incentive-based portion of the cash compensation paid to the officers of the other subsidiaries of the Company and reduce the adjustment made to the salary component to bring those percentages more in line with those of the PNB officers. In the fall of 1997, the determination was made to equalize the treatment among all of the officers in respect of the cash compensation received in 1998 (including the incentive bonuses paid in 1998 with respect to the 1997 fiscal year) and future years. This resulted in the amount of incentive bonus paid in 1998 to each of Messrs. McConnell, DeLawder and Bowers with respect to the 1997 fiscal year being reduced in comparison to the amount paid in past years with respect to the Company's performance vis-a-vis its peer bank holding companies, and will result in a significant increase in the amount of salary paid to each of these executive officers in 1998.

         The Company believes that it is also important to provide compensation which serves to incentivize long-term corporate financial performance. In that connection, the Board of Directors of the Company adopted, and the shareholders of the Company approved, the Park National Corporation 1995 Incentive Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, officers and other key employees of the Company and its subsidiaries are selected by the Executive Committee to receive incentive stock options, each of which has an option exercise price equal to 100% of the fair market value of the Company's common shares on the date of grant. If there is no appreciation in the market value of the Company's common shares, the incentive stock options will be valueless. Thus, in contrast to base salary and incentive bonus, option grants are tied directly to the price performance of the Company's common shares. At the time of exercise of an incentive stock option (other than an exercise following death, disability or normal retirement), the option holder must enter into an agreement with the Company providing that the common shares acquired upon such exercise may not be sold or otherwise disposed of to any person other than the Company for a period of five years after the date of exercise. This provides a further shared interest by the option holders and the shareholders of the Company in the price performance of the Company's common shares.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the deduction by a publicly-held corporation, such as the Company, of compensation paid to a "covered employee" in excess of $1,000,000 per year, unless certain requirements (relating primarily to "performance-based compensation") are met. Generally, the Company's covered employees are those executive officers named in the Summary Compensation Table. None of the Company's executive officers received more than $1,000,000 of compensation from the Company and its subsidiaries in 1997, and the Executive Committee does not anticipate that any of the Company's executive officers will receive more than $1,000,000 in compensation from the Company and its subsidiaries in 1998. Accordingly, the Executive Committee does not believe that Section 162(m) will limit the deductibility of the executive compensation that the Company and its subsidiaries will pay in 1998.

BASE SALARY

         Base salaries for the 1997 fiscal year reported in this Proxy Statement were determined by the Executive Committee in December, 1996. The actual salary received by each executive officer was determined by the Executive Committee based upon a subjective evaluation of the individual responsibilities and contributions of the executive officer and the Company's strong 1996 financial results. While these factors have a general influence on the determination of the amount of base salary to be paid to each executive officer, no specific weighting is given to any of these factors. Mr. McConnell's salary for 1997 was determined by the Executive Committee using these criteria and represented 31.7% of his total annual cash compensation.

INCENTIVE BONUS

         The Executive Committee administers the Company's Incentive Bonus Plan which enables the officers of PNB, Richland, Century and FKNB to share in any above-average return on equity (net income divided by average equity) which the Company may generate during a fiscal year. In 1997, all officers of PNB, Richland, Century and FKNB, including Messrs. McConnell, DeLawder and Bowers, were eligible to participate in the Incentive Bonus Plan.

         Above-average return on equity is defined as the amount by which the net income to average equity ratio of the Company exceeds the median net income to average equity ratio of all U.S. bank holding companies of similar asset size ($1 billion to $3 billion). A formula determines the amount, if any, by which the Company's return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. Twenty percent (20%) of that amount on a before-tax equivalent basis is available for incentive compensation. If the Company's return on equity ratio is equal to or less than that of the peer group, no incentive compensation will be available with respect to that year. The Chairman of the Board and the President of the Company each receive a fixed percentage of the amount available for incentive compensation as determined by the Company's Board of Directors. After deducting those amounts, the remaining amount is distributed to the officers of PNB, Richland, Century and FKNB on the basis of their respective contributions to the Company's meeting its short-term and long-term financial goals during the year in question, which contributions are subjectively determined by the Chairman of the Board and the President of the Company and approved by the Executive Committee of the Company's Board of Directors. Recommendations of the Presidents of the Company's subsidiaries are considered when determining incentive bonus amounts for officers of those subsidiaries. The time period over which the determination is made of the amounts, if any, of incentive compensation to be paid is the fiscal year of the Company. The determination of the amounts of incentive bonus to be paid and the payment of such amounts are made during the first two quarters of the next fiscal year. The Company's return on equity ratio for the 1997 fiscal year exceeded the median return on equity ratio of its peer bank holding companies. As of the date of this Proxy Statement, Mr. McConnell, as Chairman of the Board and Chief Executive Officer of the Company, has been paid $357,985 under the Incentive Bonus Plan with respect to the 1997 fiscal year as shown in the Summary Compensation Table, reflecting the actions taken by the Company in the fall of 1997 to equalize the treatment of the salary and incentive bonus components of cash compensation. Any additional incentive bonus paid to Mr. McConnell with respect to the 1997 fiscal year will be disclosed as earned in 1997 in next year's proxy statement.

STOCK OPTIONS

         In proposing the 1995 Plan to the Board of Directors for approval in 1995, Mr. McConnell voluntarily elected not to participate in the 1995 Plan. Mr. McConnell holds a substantial number of the Company's common shares and believes the 1995 Plan would be more effective in achieving its goal of long-term ownership among the officers and other key employees of the Company and its subsidiaries if the grants made under the 1995 Plan were directed toward high-performing, younger officers who have not yet acquired a significant ownership interest in the Company.

         In 1997, the Executive Committee approved the grant of incentive stock options covering an aggregate of 87,405 common shares to 163 key employees of the Company and its subsidiaries, including the grants made to Messrs. DeLawder and Bowers described in the table under "Grants of Options" and Reload Options as described below. Upon the exercise of an option (the "Original Option") in full, the Executive Committee automatically grants a new option (the "Reload Option") covering the same number of common shares as were subject to the Original Option so exercised; provided, however that an optionee (a) may not be granted Reload Options in any one year of the term of the Original Option as established on the date of grant of such Original Option covering, with respect to all Reload Options granted in such one year, more than the number of common shares which were subject to the Original Option on the date of grant of such Original Option; and (b) will be granted a Reload Option covering only that number of common shares which will allow the Reload Option and any other outstanding options granted to the optionee under the 1995 Plan to qualify as incentive stock options under Section 422 of the Code. Each incentive stock option (whether an Original Option or a Reload Option) was granted with an exercise price equal to the fair market value of the common shares on the date of grant and became fully exercisable six months after the grant date. The Executive Committee granted the Original Options based upon its subjective determination of the relative current and future contributions each prospective optionee has made or may make to the long-term welfare of the Company and its subsidiaries.

OTHER COMPENSATION

         The Company's officers as well as officers and employees of PNB, Richland, Century and FKNB are encouraged individually and collectively to maintain a significant long-term stock ownership position in the Company. This is fostered not only through the grant of incentive stock options under the 1995 Plan, but also by the Park 401(k) Plan which affords a participant the ability to receive Company matching contributions representing a greater percentage of such participant's contributions if such contributions are invested in the Company's common shares. Since Mr. McConnell already holds a substantial number of common shares of the Company, he elected not to accept the increased match when he chose to invest his funds in the Park 401(k) Plan in common shares of the Company.

         The Executive Committee adopted a Supplemental Executive Retirement Plan (the "SERP") in December 1996. The SERP currently benefits nineteen officers of the Company and its subsidiaries. Effective October 1, 1994, the Company changed the benefits formula under the Park National Corporation Defined Benefit Pension Plan (the "Pension Plan") to comply with the applicable limits under the Code. This change has resulted in a reduced projected pension benefit to fourteen officers of the Company and its subsidiaries. Additionally, the IRS reduced the amount of compensation available in calculating pension benefits to $150,000 annually (which will be increased to $160,000 annually in 1998). This change has resulted in a reduced projected benefit for six officers of the Company and its subsidiaries. One officer was impacted by both changes. The SERP, a non-qualified benefit plan, is designed to restore benefits lost due to these two changes. The Company purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of $4,433, $10,662 and $4,686 for Messrs. McConnell, DeLawder and Bowers, respectively. The SERP also provides a life insurance benefit for officers of the Company and its subsidiaries participating in the SERP that die before age 86. These additional benefits will only be achieved if the investment from the insurance contracts on funds invested in the contracts exceed a base level return to the Company during the life of each officer.

SUBMITTED BY THE EXECUTIVE COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                     C. Daniel DeLawder, Howard E. LeFevre,
           William T. McConnell, John J. O'Neill, and J. Gilbert Reese


                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the last three fiscal years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Company's executive officers whose total annual salary and bonus for the 1997 fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                                                     Compensation
                                                                                     ------------
                                                       Annual Compensation              Awards
                                                       -------------------              ------
                                                                                      Securities
Name and                                                                         Underlying Options/        All Other
Principal Position                       Year       Salary ($)     Bonus($)(1)        SARs(#)(2)        Compensation ($)
------------------                       ----       ----------     -----------        ----------        ----------------

William T. McConnell, Chairman of the    1997        $166,400       $357,985                 0               $7,657(3)
Board and Chief Executive Officer of     1996        $166,400       $486,762                 0               $4,175
the Company and of PNB                   1995        $166,400       $438,130                 0               $3,708

C. Daniel DeLawder,                      1997        $110,000       $238,656             1,650               $6,367(3)
President of the Company and of PNB      1996        $110,006       $324,541             2,056               $5,233
                                         1995        $ 99,996       $294,067             2,075               $4,977

David C. Bowers, Chief Financial         1997        $ 97,000       $117,339             1,725               $6,549(3)
Officer and Secretary of the Company     1996        $ 97,006       $170,740             1,750               $5,524
and Senior Vice President of PNB         1995        $ 93,600       $145,748             1,000               $5,305

____________________

         (1) All bonuses reported were earned pursuant to the Company's Incentive Bonus Plan. The amount of the bonus reported for each executive officer for 1997 reflects the amount of bonus determined and paid with respect to the 1997 fiscal year as of the date of this Proxy Statement. Any additional bonus determined to have been earned by the named executive officers with respect to the 1997 fiscal year will be disclosed as earned in 1997 in next year's proxy statement.

         (2) These numbers represent options for common shares granted pursuant to the 1995 Plan. See table under "Grants of Options" for more detailed information on such options.

         (3) "All Other Compensation" for 1997 for Messrs. McConnell, DeLawder and Bowers includes (a) the amounts of $3,689, $536 and $882, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer under a "split-dollar" life insurance policy which has a death benefit payable thereunder in an amount equal to approximately two times the named executive officer's highest annual total compensation during his employment with PNB; (b) the amounts of $1,000, $4,750 and $4,750, respectively, representing contributions to the Park 401(k) Plan on their behalf to match 1997 pre-tax elective deferral contributions (included under "Salary") made by each executive officer to the Park 401(k) Plan; and (c) the amounts of $2,968, $1,081 and $917, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer under the life insurance policy which funds that officer's account under the SERP.

GRANTS OF OPTIONS

         The following table sets forth information concerning individual grants of options made during the 1997 fiscal year to each of the executive officers named in the Summary Compensation Table. The Company has never granted stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                         % of                                     Potential Realizable
                                    Number of           Total                                     Value at Assumed
                                    Securities         Options                                    Annual Rates of Stock
                                    Underlying        Granted to       Exercise                   Price Appreciation
                                     Options         Employees in       Price      Expiration     for Option Term(1)
             Name                   Granted(#)       Fiscal Year      ($/Share)       Date          5%($)       10%($)
             ----                   ----------       -----------      ---------       ----          -----       ------

William T. McConnell                   0                  -               -             -            -            -

C. Daniel DeLawder                 1,650 (2)(3)         1.89%           $59.38       5/11/02     $27,068        $59,817

David C. Bowers                      375 (3)(4)          .43%           $51.50       2/20/02     $ 5,336        $11,791
                                   1,250 (2)(3)         1.43%           $59.38       5/11/02     $20,506        $45,316

_________________

         (1) The amounts reflected in this table represent certain assumed rates of appreciation only and have been rounded to the nearest whole dollar. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares of the Company over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

         (2) Each of these options was granted under the 1995 Plan as an Original Option and became exercisable six months after the grant date (May 11, 1997).

         (3) Upon the exercise of an option (the "Original Option"), the Executive Committee which administers the 1995 Plan will automatically grant a new option (the "Reload Option") covering the same number of common shares as were the subject of the exercise; however, the named executive officer (a) may not be granted Reload Options in any one year of the term of the Original Option as established on the date of grant of such Original Option covering, with respect to all Reload Options granted in such one year, more than the number of common shares which were subject to the Original Option on the date of grant of such Original Option; and (b) will be granted a Reload Option covering only that number of common shares which will allow the Reload Option and any other outstanding options granted to the executive officer under the 1995 Plan to qualify as incentive stock options under Section 422 of the Code. If an option is exercised on or after the named executive officer's termination of employment, no Reload Options will be granted in connection with such exercise. In the event of termination of employment of a named executive officer by reason of normal retirement, his options may thereafter be exercised in full for a period of three months, subject to the stated term of the options. In the event of termination of employment of a named executive officer by reason of death or long-term disability, his options may thereafter be exercised in full for a period of one year, subject to the stated term of the options. If a named executive officer's employment is terminated for any other reason, his options are forfeited.

         (4) This option was granted under the 1995 Plan as a Reload Option upon exercise of the Original Option. This Reload Option became exercisable six months after the grant date (February 20, 1997).

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to options exercised during, and unexercised options held as of the end of, the 1997 fiscal year by each of the executive officers named in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-the-Money
                            Number of Securities     Value            Options at FY-End (#)         Options at FY-End($)(1)
                                Underlying
Name                         Options Exercised    Realized($)     Exercisable     Unexercisable   Exercisable   Unexercisable
----                         -----------------    -----------     -----------     -------------   -----------   -------------

William T. McConnell                 0                 -               0                0              -              -

C. Daniel DeLawder                   0                 -             3,706              0           $128,650          -

David C. Bowers                    375               $1,406          3,000              0           $105,696          -

______________________

         (1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's common shares on December 31, 1997 ($88.13) less the exercise price of in-the-money options at the end of the 1997 fiscal year.

PENSION PLAN; SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The following table shows the estimated pension benefits payable to a covered participant assuming retirement at a "normal retirement age" of 65 on October 1, 1997 under the Park Pension Plan based on compensation that is covered under the Park Pension Plan, years of service with the Company and its subsidiaries and payment in the form of a 10-year certain and life annuity:


                               PENSION PLAN TABLE

                                        Estimated Annual Pension Benefits (rounded to nearest $100)(1)
                                                 Based on Years of Credited Service Indicated
                                                 --------------------------------------------

     Annualized                                            Years of Credited Service
   Average Monthly         ------------------------------------------------------------------------------------------
    Compensation                 10            15            20             25            30          35 or more
----------------------     ------------- ------------- -------------- ------------- ------------- -------------------

      $100,000                $11,600       $17,400       $23,200         $29,000      $34,600         $40,300
       125,000                 14,700        22,100        29,500          36,900       44,200          51,600
       150,000                 17,900        26,900        35,900          44,900       53,800          62,800
          and more

_____________________

         (1) Applicable provisions of the Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan. The Park Pension Plan is operated in compliance with such provisions.

         The Park Pension Plan covers employees of the Company, PNB, Richland, Century and FKNB who have attained age 21 and completed one year of credited service. The Park Pension Plan is funded and noncontributory.

         A participant's "average monthly compensation" for purposes of the Park Pension Plan is based upon an amount equal to the total compensation paid by the Company or one of its subsidiaries, including elective deferral contributions, for the five consecutive years of credited service which produce the highest annual compensation within the last ten years preceding retirement, divided by sixty. The "annualized average monthly compensation" as of the October 1, 1997 anniversary of the Park Pension Plan was $150,000 for each of Messrs. McConnell, DeLawder and Bowers, respectively. Messrs. McConnell, DeLawder and Bowers had approximately 37, 26 and 11 years of credited service, respectively, under the Park Pension Plan as of October 1, 1997.

         Benefits under the Park Pension Plan become fully vested upon five years of credited service. The Park Pension Plan provides for the payment of monthly benefits at "normal retirement date" (the later of age 65 or the fifth anniversary of the time participation in the Park Pension Plan commenced, but no later than age 70-1/2) based upon 29% of an employee's average monthly compensation up to "covered compensation" (as determined annually from a table prepared by the Internal Revenue Service) plus 45% of an employee's average monthly compensation in excess of covered compensation, with such benefits being reduced by 1/420th for each month of credited service less than 420 months at normal retirement date. The Park Pension Plan also provides for the payment of minimum monthly benefits at normal retirement date based upon 29% of an employee's average monthly compensation, with such minimum benefits being reduced 1/300th for each month of credited service less than 300 months at normal retirement date. Benefits payable under the Park Pension Plan are not subject to any deduction for Social Security benefits. Benefits payable under the Park Pension Plan are adjusted for retirement before normal retirement date. The normal form of payment of retirement benefits under the Park Pension Plan will be a life annuity with 120 monthly payments guaranteed. Various other payment options are available under the Park Pension Plan.

         The Executive Committee adopted the SERP in December 1996. The SERP currently benefits nineteen officers of the Company and its subsidiaries. Effective October 1, 1994, the Company changed the benefits formula under the Pension Plan to comply with the applicable limits under the Code. This change resulted in a reduced projected pension benefit to fourteen officers of the Company and its subsidiaries. Additionally, the IRS reduced the amount of compensation available in calculating pension benefits to $150,000 annually (which will be increased to $160,000 annually in 1998). This change resulted in a reduced projected benefit for six officers of the Company and its subsidiaries. One officer was impacted by both changes. The SERP, a non-qualified benefit plan, is designed to restore benefits lost due to these two changes. The Company purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of $4,433, $10,662 and $4,686 for Messrs. McConnell, DeLawder and Bowers, respectively. The SERP also provides a life insurance benefit for officers of the Company and its subsidiaries participating in the SERP that die before age 86. These additional benefits will only be achieved if the investment from the insurance contracts on funds invested in the contracts exceed a base level return to the Company during the life of each officer.

                        TRANSACTIONS INVOLVING MANAGEMENT

         During the Company's 1997 fiscal year, the Company and its subsidiaries purchased insurance through W. A. Wallace Co. John L. Warner, a director of the Company, serves as an agent with W. A. Wallace Co. The aggregate premiums paid to W. A. Wallace Co. by the Company and its subsidiaries during the Company's 1997 fiscal year were $136,363.

         J. Gilbert Reese, a director of the Company, is senior partner in the law firm of Reese, Pyle, Drake & Meyer which rendered legal services to certain of the Company's subsidiaries during the Company's 1997 fiscal year and continues to render legal services to certain of the Company's subsidiaries during the Company's 1998 fiscal year.

         R. William Geyer, a director of the Company, is a partner in the law firm of Kincaid, Taylor and Geyer which rendered legal services to certain of the Company's subsidiaries during the Company's 1997 fiscal year and continues to render legal services to certain of the Company's subsidiaries during the Company's 1998 fiscal year.

         James J. Cullers, a director of the Company, is senior partner in the law firm of Zelkowitz, Barry & Cullers which rendered legal services to certain of the Company's subsidiaries during the Company's 1997 fiscal year and continues to render legal services to certain of the Company's subsidiaries during the Company's 1998 fiscal year.

         Certain directors and executive officers of the Company, members of their immediate families and corporations or organizations with which they are affiliated had banking transactions with PNB, Richland, Century and FKNB, in the ordinary course of their respective businesses, during the Company's 1997 fiscal year. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been subject to and are presently subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The aggregate amount of loans to the seventeen directors and executive officers of the Company and their associates as a group at December 31, 1997 was approximately $20,880,000. In addition, loans to the directors and executive officers of the Company's banking subsidiaries, who are not also directors or executive officers of the Company, totaled approximately $22,675,000 at December 31, 1997. As of the date hereof, all of these loans were performing loans.


                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the monthly percentage change in the cumulative total shareholder return on the Company's common shares with an index for Nasdaq Stock Market (U.S. Companies) comprised of all domestic common shares traded on The Nasdaq National Market and the Nasdaq Small-Cap Market and an index for Nasdaq Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on The Nasdaq National Market and the Nasdaq Small-Cap Market ("Nasdaq Bank Stocks"), for the five-year period from December 31, 1992 to December 31, 1997. The "Nasdaq Bank Stocks" index is comprised of stocks of banks and other depository institutions and their holding companies, a number of which the Company considers to be within its peer group. The "AMEX Financial Stocks" index includes the stocks of banks, thrifts, finance companies and securities broker-dealers. The Company believes that the Nasdaq Bank Stocks index is, therefore, the most appropriate index available to compare to the cumulative total returns of the Company's common shares. In light of this preference for the Nasdaq Bank Stocks index, the Company believes that it is more appropriate to use the Nasdaq Stock Market (U.S. Companies) index than the American Stock Exchange index as the broad equity market index for comparative purposes.


              COMPARISON OF FIVE YEAR - CUMULATIVE TOTAL RETURNS
                                AS OF 12/31/97




                                    MAX DATE       12/31/92   12/31/93    12/30/94  12/29/95  12/31/96   12/31/97
                                ----------------   --------   ---------   --------  --------  --------   -------
Park National Corporation       247.1 - 12/31/97   100.0         97.0       109.9      126.9    144.9      247.2
NASDAQ Stock Market (U.S.
  Companies)                    255.4 - 09/30/97   100.0        114.8       112.2      158.7    195.2      239.5
NASDAQ Bank Stocks              377.4 - 12/31/97   100.0        114.0       113.6      169.2    223.4      377.4



Notes:  A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
        B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
        C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
        D.  The index level for all series was set to $100.0 in 12/31/92.

               PROPOSED AMENDMENT OF THE PARK NATIONAL CORPORATION
                           1995 INCENTIVE STOCK OPTION

         The Park National Corporation 1995 Incentive Stock Option Plan (the "1995 Plan"), which was approved by the shareholders of the Company at the 1995 Annual Meeting of Shareholders, provides for the issuance of incentive stock options ("ISOs") to key employees of the Company and its subsidiaries. The 1995 Plan is intended to promote and advance the interests of the Company and its shareholders by encouraging such key employees to enter into or remain in the employment of the Company and/or its subsidiaries and to put forth maximum efforts for the long-term growth and financial success of the Company and its subsidiaries, by providing those key employees opportunities to acquire common shares of the Company on advantageous terms.

         The 1995 Plan is administered by the Executive Committee of the Company's Board of Directors (the "Committee"). Officers and other employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table other than Mr. McConnell who has elected not to participate in the 1995 Plan (collectively, "Key Employees")) who are selected by the Committee are eligible to receive ISOs under the 1995 Plan.

         The 1995 Plan currently authorizes the granting of ISOs covering a total of 200,000 common shares of the Company, subject to adjustment to reflect certain corporate events, including stock splits. As of February 27, 1998 (the Record Date for the Annual Meeting), a total of 36,933 common shares were available for future grants of ISOs. The Board of Directors believes that the number of common shares remaining available for the grant of new ISOs under the 1995 Plan is not sufficient to enable the Company to issue stock option grants which the Company expects to make over the next several years. The Board also believes that the Company should have the flexibility to grant ISOs to meet competitive conditions and the particular circumstances of the Key Employees who may be eligible to receive ISOs. For these reasons, the Board is recommending the amendment of the 1995 Plan to make an additional 500,000 common shares available for issuance of ISOs. The Board is also recommending certain amendments to clarify the provisions of the 1995 Plan as described below under "Description of Amendments."

         It is estimated that approximately 1,100 employees of the Company and its subsidiaries are currently eligible to participate in the 1995 Plan (including Messrs. DeLawder and Bowers). However, no determination has been made as to the individual identity of the persons to whom ISOs may be granted or the number of common shares which may be allocated to any specific person or persons, other than with respect to the Reload Options which are to be automatically granted under the circumstances described in "TERMS OF ISOs -- Exercise of ISOs; Reload Options". As of February 27, 1998, ISOs to purchase an aggregate of 117,937 common shares were outstanding and held by 191 employees.

DESCRIPTION OF AMENDMENTS

         On January 20, 1998, the Board of Directors of the Company adopted, subject to shareholder approval at the Annual Meeting, the following amendments to the 1995 Plan (the "Amendments"):

                  1. The 1995 Plan has been amended, subject to shareholder approval, to increase the number of common shares which may be issued thereunder from 200,000 to 700,000 common shares.

                  2. The 1995 Plan has been amended, subject to shareholder approval, to permit members of the Committee to be granted ISOs under the 1995 Plan. The Board of Directors believes that the purposes of the 1995 Plan will be better served if members of the Committee are permitted to receive ISOs under appropriate circumstances.

                  3. The 1995 Plan has been amended, subject to shareholder approval, to permit partial exercises of ISOs granted under the 1995 Plan so long as the number of common shares to be purchased upon exercise is at least 200 common shares or the number of common shares then covered by the ISO, whichever number is lower. The Board of Directors believes that this Amendment will provide optionees with more flexibility as to when they may exercise ISOs to reflect their personal circumstances.

                  4. The 1995 Plan has been amended, subject to shareholder approval, to eliminate the six-month vesting requirement before ISOs may be exercised and provide the Committee with discretion in determining the times when ISOs may be exercised. The Board of Directors believes that this Amendment will provide the Committee with the discretion to determine, based upon the circumstances surrounding each grant, the length of time an ISO must be held, if any, before it may be exercised.

                  5. The 1995 Plan has been amended, subject to shareholder approval, to clarify the circumstances under which Reload Options may be granted upon the exercise of Original Options. The Committee has interpreted the language of the 1995 Plan as limiting the number of common shares with respect to which a Reload Option may be granted to that number which would insure that the aggregate annual limit on incentive stock options first exercisable in any one year specified in Section 422 of the Code, is not exceeded. The proposed Amendment to the 1995 Plan is intended to clarify and confirm such interpretation of the Committee.

         The Amendments will become effective as of January 20, 1998, the date of approval of the Amendments by the Board of Directors, if the shareholders approve the Amendments. The Amendments are discussed in greater detail below.

OPERATION OF THE 1995 PLAN

         There follows a summary of 1995 Plan, as proposed to be amended. This summary is qualified in its entirety by reference to the copy of the 1995 Plan attached hereto as Exhibit A.

COMMON SHARES AVAILABLE UNDER THE 1995 PLAN

         If the Amendments are approved, the aggregate number of common shares for which ISOs may be granted under the 1995 Plan will increase from 200,000 to 700,000 common shares. The common shares covered by the 1995 Plan will be common shares purchased in the open market and held as treasury shares. If any outstanding ISO granted under the 1995 Plan for any reason expires or is terminated without having been exercised in full, the common shares allocable to the unexercised portion of such ISO will (unless the 1995 Plan has been terminated) become available for subsequent grants of ISOs under the 1995 Plan. The 1995 Plan provides for adjustment in the number of common shares reserved for issuance under the 1995 Plan and in the number and exercise price of common shares covered by each outstanding ISO in the event of a stock dividend, stock split, combination or exchange of shares or other similar change in the Company's capitalization.

ADMINISTRATION

         The 1995 Plan is administered by the Committee. The Committee has complete discretion to select the Key Employees to whom ISOs are granted and to establish the terms and conditions of each grant, subject in each case to the provisions of the 1995 Plan. In addition, the Committee is empowered to interpret the 1995 Plan and make all determinations necessary for the administration of the 1995 Plan. Presently, the members of the Committee are Messrs. DeLawder, LeFevre, McConnell, O'Neill and Reese.

         The Amendments delete the requirement that the Committee be comprised of persons who qualify as "disinterested persons" as that term was defined in Rule 16b-3 under the Exchange Act, as in effect at the time the 1995 Plan was adopted and prior to the 1996 amendments to that Rule. This Amendment will permit members of the Committee who are also Key Employees of the Company to be granted ISOs. However, Mr. McConnell has voluntarily elected not to participate in the 1995 Plan. Mr. DeLawder does not vote on any matters relating to ISOs which may be granted to him under the 1995 Plan.

ELIGIBILITY

         Key Employees who are selected by the Committee are eligible to receive ISOs. As described in the "REPORT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION," the grant of ISOs under the 1995 Plan is a significant element of the Company's executive compensation program. The following table sets forth the number and exercise price of ISOs granted during 1997 under the 1995 Plan to: (i) each of the executive officers of the Company named in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, and (iii) all employees of the Company and its subsidiaries, including all current officers of the Company and its subsidiaries who are not executive officers of the Company, as a group. None of the directors, who is not an executive officer of the Company, has received ISOs under the 1995 Plan. In addition, no ISOs have been granted to associates of any of the directors or executive officers and, other than the persons identified in the following table, no person received 5% or more of the ISOs granted under the 1995 Plan during 1997.

                                                                                         1997 Options
Name or Group                                                    1997 Options #         Exercise Price
-------------                                                    --------------         --------------

William T. McConnell,                                                     0                   -
   Chairman of the Board and Chief Executive Officer of
   the Company and of PNB

C. Daniel DeLawder,                                                   1,650                  $59.38
   President of the Company and of PNB

David C. Bowers,                                                        375                  $51.50
   Chief Financial Officer and Secretary of the Company               1,250                  $59.38
   and Senior Vice President of PNB

All current executive officers of the Company as a group                375                  $51.50
                                                                      2,900                  $59.38

All employees of the Company and its subsidiaries                    84,130                  $62.30
(including all current officers of the Company and its
subsidiaries who are not executive officers of the
Company) as a group (1)

___________________

(1) Includes ISOs granted to employees of The First-Knox National Bank and The Farmers and Savings Bank, after the merger of First-Knox Banc Corp. into the Company on May 5, 1997. The "1997 Options Exercise Price" represents the average exercise price of the ISOs granted to this group.


DURATION OF THE 1995 PLAN

         No ISOs may be granted under the 1995 Plan after January 16, 2005.

TERMS OF ISOs

         Exercise Price; Term of ISOs; Limitations

         The exercise price of each ISO granted under the 1995 Plan has been and will be equal to 100% of the fair market value of the Company's common shares on the date of grant. Fair market value is defined as the closing sale price for the Company's common shares on the relevant date, as shown on the American Stock Exchange - Composite Transactions or on any exchange on which the Company's common shares may be listed (the Company's common shares are currently listed on the American Stock Exchange). The closing price of the Company's common shares as reported on the American Stock Exchange on February 27, 1998 was $86.875 per share. Each ISO granted under the 1995 Plan has had and will have a term of five years.

         Under the 1995 Plan, no Key Employee is eligible to receive an ISO if, at the time of grant, such Key Employee owns of record and beneficially shares representing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is at least 110% of the fair market value of the common shares covered by the ISO on the date of grant and the option term does not exceed five years. No Key Employee may be granted ISOs (including Reload Options) under the 1995 Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the common shares with respect to which ISOs are exercisable for the first time by such Key Employee during any calendar year, under the 1995 Plan and all other stock option plans maintained by the Company and its subsidiaries, to exceed $100,000.

         Exercise of ISOs; Reload Options

         Unless otherwise provided in the applicable Option Agreement, any exercise of an ISO granted under the 1995 Plan may be made in whole or in part; however, no single purchase of common shares upon exercise of an ISO may be for less than 200 common shares or the number of common shares then covered by the ISO, whichever number is lower. Payment of the exercise price of an ISO must be made in cash or check payable to the Company. ISOs are exercisable at such times and subject to such restrictions and conditions as the Committee imposes at the time of grant.

         The 1995 Plan contains special rules governing the time of exercise of ISOs in cases of Normal Retirement (which is defined in the Plan as separation from employment with the Company and its subsidiaries on or after age 62), disability, death or other termination of employment. The 1995 Plan also provides that, upon the occurrence of a "Change in Control" (as defined in the 1995 Plan) of the Company, all outstanding ISOs (whether or not then exercisable) will become fully exercisable as of the date of the Change in Control.

         Upon the exercise of an ISO (the "Original Option") in full or in part, the Committee will automatically grant a new ISO (a "Reload Option") covering the same number of common shares as were the subject of the exercise; however, no Key Employee may be granted Reload Options in any one year of the term of the Original Option as established on the date of grant of the Original Option covering, with respect to all Reload Options granted in such one year, more than the number of common shares which were subject to the Original Option on the date of grant of such Original Option. In addition, the number of common shares which would otherwise be covered by a Reload Option granted to a Key Employee (whether upon exercise of an Original Option or upon exercise of a previously-granted Reload Option) will be reduced to the extent necessary to insure that the aggregate amount limit on incentive stock options first exercisable in any one year specified in Section 422 of the Code is not exceeded. For example, a Key Employee holding an Original Option covering 100 common shares with a five-year term, could receive upon exercise of such Original Option (and subsequently granted Reload Options) Reload Options covering no more than 100 common shares in each of the five years of the term of the Original Option during which exercises occur as long as the fair market value (determined on the date each Reload Option is granted) of the common shares with respect to which ISOs are exercisable for the first time in any calendar year by such Key Employee does not exceed $100,000. If an ISO is exercised on or after a Key Employee's termination of employment, no Reload Options will be granted in connection with such exercise. In addition, no Reload Options will be granted with respect to Original Options exercised on or after January 16, 2005.

         Transferability of ISOs and Common Shares Acquired Upon Exercise of
ISOs

         Each ISO granted under the 1995 Plan is not transferable other than by will or the laws of descent and distribution, and ISOs are exercisable, during a Key Employee's lifetime, only by the Key Employee.

         At the time of exercise of any ISO, the Key Employee exercising such ISO is to enter into an agreement with the Company pursuant to which the common shares acquired upon exercise of the ISO may not be sold or otherwise disposed of to any person other than the Company for a period of five years after the date of exercise. This restriction does not, however, apply in the event of the exercise of an ISO following the death, disability or Normal Retirement of a Key Employee. If a Key Employee who acquired common shares upon the exercise of an ISO subsequently leaves the employ of the Company and/or its subsidiaries for any reason other than death, disability or Normal Retirement, and such Key Employee wishes to sell or otherwise dispose of those common shares prior to the end of the five-year restricted period, such Key Employee must submit a written request to the Company to purchase such common shares at a purchase price equal to the lowest of the exercise price, the fair market value of the common shares on the date such Key Employee's employment is terminated or the fair market value of the common shares on the date the Key Employee submits the written request to the Company.

AMENDMENTS AND TERMINATION OF 1995 PLAN

         The Committee, with the approval of the Company's Board of Directors, may amend the 1995 Plan from time to time or terminate the 1995 Plan at any time without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule l6b-3 under the Exchange Act, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which the Company's equity securities are listed (the common shares are currently listed on the American Stock Exchange). No such action may, without the consent of the Key Employee, reduce the then existing number of ISOs granted to the Key Employee or adversely change the terms or conditions thereof. An amendment to the 1995 Plan requiring shareholder approval will become effective as of the date it is approved by the affirmative vote of the holders of three-fourths of the issued and outstanding shares of the Company.

FEDERAL INCOME TAX CONSEQUENCES

         Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of ISOs granted under the 1995 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

         ISOs

         In general, a Key Employee who is granted an ISO does not recognize taxable income on either the date of grant or the date of exercise. However, upon the exercise of an ISO, the difference between the fair market value of the common shares of the Company received and the option exercise price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

         Upon disposition of common shares acquired from exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if a Key Employee disposes of the common shares within two years of the date of grant or within one year of the date of the issuance of the common shares to the Key Employee (a "Disqualifying Disposition"), then the Key Employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

         The Company is not entitled to a tax deduction upon either exercise of an ISO or disposition of common shares acquired pursuant to such exercise, except to the extent that the Key Employee recognizes ordinary income in a Disqualifying Disposition.

         Other Matters

         The 1995 Plan will not comply with Section 162(m) of the Code. Since not all of the members of the Executive Committee, which currently comprises the Committee for purposes of the 1995 Plan, qualify as "outside directors" for purposes of Section 162(m) of the Code, ISOs granted under the 1995 Plan will not qualify as "performance-based compensation" for purposes of Section 162(m).

RECOMMENDATION AND VOTE

         Shareholder approval of the Amendments to the 1995 Plan will require the affirmative vote of the holders of three-fourths of the issued and outstanding common shares of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1995 PLAN. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, IN FAVOR OF THE AMENDMENTS TO THE 1995 PLAN.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Any qualified shareholder who desires to present a proposal for consideration at the 1999 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 9, 1998, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1999 Annual Meeting of Shareholders.


               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has selected Ernst & Young L.L.P. to serve as independent auditors for the Company for the 1998 fiscal year. That firm has served as the Company's independent auditors since July, 1994. Representatives of Ernst & Young L.L.P. are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for action by the shareholders at the 1998 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

         It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.




                                         By Order of the Board of Directors,

                                         /s/ DAVID C. BOWERS
                                         ------------------------
                                         David C. Bowers, Secretary

March 9, 1998

                                                                    EXHIBIT A


                            PARK NATIONAL CORPORATION
                        1995 INCENTIVE STOCK OPTION PLAN
                      (AS AMENDED THROUGH JANUARY 20, 1998)


         1. Purpose. This 1995 Incentive Stock Option Plan (the "Plan") is intended as an incentive to encourage stock ownership by key employees of Park National Corporation, an Ohio corporation (the "Company"), and its subsidiaries by granting such key employees incentive stock options to purchase Common Shares of the Company so that they may acquire or increase and retain a proprietary interest in the long-term growth and financial success of the Company and its subsidiaries. The Plan is intended to promote and advance the interests of the Company and its shareholders by encouraging such key employees to enter into or remain in the employment of the Company and/or its subsidiaries and to put forth maximum efforts for the long-term growth and financial success of the Company and its subsidiaries.

         2. Definitions. For purposes of this Plan, the following terms when capitalized shall have the meanings designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronouns shall include the feminine and the singular shall include the plural.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) A "Change in Control" shall be deemed to have occurred on the date the shareholders of the Company approve a definitive agreement (i) to merger or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of shares of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

                  (d) "Committee" shall mean the Executive Committee of the Board or such other committee of at least three persons, as may be appointed by the Board from time to time to serve at the pleasure of the Board.

                  (e) "Common Shares" shall mean the common shares, without par value, of the Company.

                  (f) "Company" shall mean Park National Corporation.

                  (g) "Disability" shall mean a disability within the meaning of
Section 22(e)(3) of the Code.

                  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

                  (i) The "Fair Market Value" of a Common Share on any relevant date for purposes of any provision of this Plan shall mean the closing sale price for the Company's Common Shares as shown on the American Stock Exchange - Composite Transactions on that date or, if no such sale occurred on that date, then for the next preceding day on which a sale was made. If the Common Shares shall no longer be traded on the American Stock Exchange, the Fair Market Value shall mean the last reported sales price of a Common Share of the Company on The Nasdaq Stock Market or on any securities exchange on which the Common Shares may be listed on such date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

                  (j) "Incentive Option" shall mean an option granted under this Plan which is an incentive stock option under the provisions of Section 422 of the Code; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by the action of the Committee; and the Committee may retroactively add provisions to this Plan or to any Incentive Option if necessary to qualify such option as an incentive stock option.

                  (k) "Key Employee" shall mean any employee of the Company and/or its Subsidiaries who in the opinion of the Committee has demonstrated a capacity for contributing in substantial measure to the success of the Company and its Subsidiaries.

                  (l) "Normal Retirement" shall mean separation from employment with the Company and each of its Subsidiaries on or after the date a person has attained age sixty-two (62).

                  (m) "Participant" shall mean a Key Employee selected by the Committee to receive Incentive Options granted under this Plan.

                  (n) "Plan" shall mean the Park National Corporation 1995 Incentive Stock Option Plan, as amended.

                  (o) "Subsidiary" shall mean a corporation which is a subsidiary corporation of the Company as that term is defined in Subsection 424(f) of the Code.

         3. Eligibility. Any Key Employee, including those who are officers of the Company, shall be eligible to receive Incentive Options pursuant to the Plan if selected as a Participant. More than one Incentive Option may be granted to a Key Employee.

         4. Common Shares Subject to the Plan. Incentive Options may be granted under this Plan only for Common Shares of the Company. The Common Shares to be issued and delivered by the Company upon exercise of Incentive Options granted under this Plan shall be treasury shares. The aggregate number of Common Shares for which Incentive Options may be granted under the Plan shall be 700,000. If, during the term of this Plan, there shall be a stock split, stock dividend, combination or exchange of shares or other similar change in the Company's capitalization, the aggregate number of Common Shares for which Incentive Options may be granted under this Plan, the number of Common Shares subject to outstanding Incentive Options and the option price per Common Share of outstanding Incentive Options shall be appropriately and proportionately adjusted to reflect the same. If any outstanding Incentive Option under this Plan for any reason expires or is terminated without having been exercised in full, the Common Shares allocable to the unexercised portion of such Incentive Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Incentive Options under the Plan. No Incentive Option may be granted under this Plan which could cause the maximum limit to be exceeded.

         5. Administration of the Plan.

                  (a) The Plan shall be administered by the Committee.

                  (b) The Committee shall select the Participants to receive Incentive Options from among the Key Employees and shall grant to such Participants Incentive Options under, and in accordance with, the provisions of this Plan.

                  (c) Subject to the express provisions of this Plan, the Committee shall have the authority to adopt administrative regulations and procedures which are consistent with the terms of this Plan; to adopt and amend such option agreements as it deems it advisable; to determine the terms and provisions of such option agreements (including the number of Common Shares with respect to which Incentive Options are granted to a Participant who is a Key Employee, the option price for Common Shares and the date or dates when each Incentive Option or parts of it may be exercised) -- which terms shall comply with the requirements of Section 6 below; to construe and interpret such option agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the Federal securities laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. Decisions by the Committee may be made either by a majority of its members at a meeting of the Committee duly called and held or without a meeting by a writing signed by all of the members of the Committee. All decisions and interpretations made by the Committee shall be binding and conclusive on all Participants, their legal representatives and beneficiaries. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Incentive Option granted under it.

                  (d) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  (e) The Committee may designate any officers or employees of the Company or its Subsidiaries to assist the Committee in the administration of this Plan but the Committee may not delegate to them duties imposed on the Committee under this Plan.

         6. Terms and Conditions of Incentive Options. Incentive Options granted under this Plan shall contain such terms as the Committee shall determine subject to the following limitations and requirements:

                  (a) Option Price: Subject to the limitations of Subsection 6(g) below, the option price per Common Share of each Incentive Option shall be equal to the Fair Market Value of the Company's Common Shares on the date of grant of such Incentive Option.

                  (b) Period within which Incentive Option may be exercised:
Subject to the limitations of Subsections 6(c) and 6(g) below, each Incentive Option granted under this Plan shall terminate (become non-exercisable) on the fifth anniversary of the day immediately preceding the date of grant of such Incentive Option.

                  (c) Termination of Incentive Options by reason of termination of employment: If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than the death, Disability or Normal Retirement of the Participant, all of such Participant's Incentive Options shall terminate effective immediately upon termination of employment. If the termination of employment was due to the Normal

Retirement of the Participant, such Incentive Options may be exercised in full, whether or not then exercisable by their terms, and the right of the Participant to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or three months after the date of termination of employment. If the termination of employment was due to the death of a Participant who was an employee of the Company and/or any Subsidiary at the time of his death, such Incentive Options may be exercised in full, whether or not then exercisable by their terms, and the right of the representative or representatives of the Participant's estate (or the person or persons who acquire (by bequest or inheritance) the rights to exercise the Participant's Incentive Options) to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or one year after the date of death. If the termination of employment was due to the Disability of the Participant, such Incentive Options may be exercised in full, whether or not then exercisable by their terms, and the right of the Participant to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or one year after the date of termination of employment. For purposes of this Subsection 6(c), the date of termination of employment shall be the last day of employment.

                  (d) Non-transferability: No Incentive Option granted under this Plan shall be assignable or transferable except, in the event of the death of a Participant, by his will or by the laws of descent and distribution. An Incentive Option granted under this Plan shall be exercisable, during a Participant's lifetime, only by him. In the event the death of a Participant occurs, the representative or representatives of his estate, or the person or persons who acquire (by bequest or inheritance) the rights to exercise his Incentive Options granted under this Plan, may exercise any of the unexercised Incentive Options or parts thereof prior to the expiration of the applicable exercise period, as specified in Subsection 6(b), 6(c) or 6(g) of this Plan.

                  (e) Aggregate annual limit on Incentive Options: The aggregate Fair Market Value (determined at the time of the grant of the Incentive Option) of the Common Shares with respect to which Incentive Options are first exercisable by any Key Employee in any calendar year under this Plan and all other plans of the Company and its Subsidiaries shall not exceed $100,000.

                  (f) Partial Exercise: Unless otherwise provided in the applicable option agreement, any exercise of an Incentive Option granted under this Plan may be made in whole or in part; provided, however, that no single purchase of Common Shares upon exercise of an Incentive Option shall be for less than the lesser of (i) 200 Common Shares or (ii) the number of Common Shares covered by the Incentive Option.

                  (g) 10% Shareholder: If a Participant owns (including constructive ownership pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, then each Incentive Option granted under this Plan to such Participant shall by its terms fix the option price per Common Share to be at least 110% of the Fair Market Value of the Common Shares on the date of grant of such Incentive Option and such Incentive Option shall terminate (become non-exercisable) on the fifth anniversary of the day immediately preceding the date of grant of such Incentive Option.

                  (h) Exercisability: Incentive Options granted to Key Employees under the Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee may impose at the time of grant of such Incentive Options.

                  (i) Restrictions on resale or other disposition: At the time of exercise of any Incentive Option, the Participant exercising such Incentive Option shall enter into an agreement with the Company pursuant to which the Common Shares acquired upon the exercise of the Incentive Option may not be sold or otherwise disposed of by the Participant to any person other than the Company for a period of five years after the date of exercise; provided, however, that this restriction shall not apply in the event of the exercise of an Incentive Option following the death, Disability or Normal Retirement of a Participant. In the event that a Participant who acquired Common Shares upon the exercise of an Incentive Option subsequently leaves the employ of the Company and/or its Subsidiaries for any reason other than death, Disability or Normal Retirement, and such Participant desires to sell or otherwise dispose of the Common Shares so acquired prior to the termination of the five-year restriction period, such Participant shall submit a written request to the Company to purchase such Common Shares at a purchase price equal to the lesser of the option price at which such Common Shares were purchased or the Fair Market Value of the Common Shares on the date such individual's employment terminated.

                  (j) Reload Options: Upon the exercise by a Participant of an Incentive Option (the "Original Option") in full or in part, the Committee shall automatically grant to such Participant a new Incentive Option (a "Reload Option") covering the same number of Common Shares as were the subject of the exercise; provided, however, that (I) no Participant may be granted Reload Options in any one year of the term of the Original Option as established on the date of grant of the Original Option covering, with respect to all Reload Options granted in such one year, more than the number of Common Shares which were subject to the Original Option on the date of grant of such Original Option; and (II) the number of Common Shares which would otherwise be covered by a Reload Option granted to a Participant (whether upon exercise of an Original Option or upon exercise of a previously-granted Reload Option) shall be reduced to the extent necessary to ensure that the aggregate annual limit on Incentive Options specified in Subsection 6(e) of this Plan is not exceeded. Notwithstanding anything in this Section to the contrary, no Participant, or person who has acquired the right to exercise a Participant's Incentive Options upon the Participant's death, who exercises an Incentive Option upon or after termination of the Participant's employment by reason of death, Disability or Normal Retirement, shall be granted any Reload Options in connection with such exercise. In addition, no Reload Options shall be granted with respect to Original Options exercised on or after January 16, 2005.

         7. Period for Granting Incentive Options. No Incentive Options shall be granted under this Plan subsequent to the tenth anniversary of the day prior to the date on which this Plan is adopted by the Board.

         8. No Effect Upon Employment Status. The fact that an employee has been designated a Key Employee or selected as a Participant shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

         9. Method of Exercise. An Incentive Option granted under this Plan may be exercised only by written notice to the Committee, signed by the Participant, or in the event of his death, by such other person as is entitled to exercise such Incentive Option. The notice of exercise shall state the number of Common Shares in respect of which the Incentive Option is being exercised, and shall be accompanied by the payment in cash or in check payable to the order of the Company of an amount equal to the option price for the Common Shares being purchased, all in accordance with such regulations, procedures and determinations as may be adopted by the Committee pursuant to Subsection 5(c) above. A certificate or certificates for the Common Shares purchased through the exercise of an Incentive Option shall be issued in regular course after the exercise of the Incentive Option and payment therefor. During the option period, no person entitled to exercise any Incentive Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Common Shares issuable upon exercise of such Incentive Option until certificates representing such Common Shares shall have been issued and delivered.

         10. Implied Consent of Participants. Every Participant, by his acceptance of an Incentive Option under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, permitted assigns and legal representatives, by all of the terms and conditions of this Plan.

         11. Change in Control. Upon the occurrence of a Change in Control, all Incentive Options then outstanding under this Plan shall become exercisable in full, whether or not then otherwise exercisable.

         12. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity or other conditions and circumstances of the purchase of Common Shares under the terms of this Plan, so long as the Company acts in good faith.

         13. Securities Law Restrictions. The Committee shall take all necessary or appropriate action to ensure that all option grants and all exercises of options under this Plan are in full compliance with all Federal and state securities laws. No Incentive Option granted under this Plan shall be exercisable before the Common Shares subject to this Plan have been registered or qualified for sale under appropriate Federal and state securities laws.

         14. Option Agreement. Each Participant receiving an Incentive Option under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Incentive Option and such related matters as the Committee shall, in its sole discretion, determine.

         15. Amendment and Termination of the Plan. The Committee, with the approval of the Board, may amend the Plan from time to time or terminate the Plan at any time without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No such action to amend or terminate the Plan shall reduce the then existing number of any Participant's Incentive Options or adversely change the term or conditions thereof without the Participant's consent. If the Plan is terminated, any unexercised Incentive Option shall continue to be exercisable in accordance with its terms.

                  Any amendment to this Plan requiring shareholder approval shall only become effective as of the date it is approved by the affirmative vote of the holders of three-fourths of the issued and outstanding shares of the Company.

         16. Effective Date. This Plan was adopted by the Board on January 17, 1995, and shall be effective on such date, provided it is approved by the affirmative vote of the holders of three-fourths of the issued and outstanding shares of the Company within twelve (12) months thereafter. Should the shareholders of the Company fail to approve this Plan within such twelve (12) months, this Plan and all outstanding Incentive Options shall thereafter be deemed null and void and shall be of no further force or effect. No Incentive Options granted under this Plan may be exercised prior to the approval of this Plan by the shareholders of the Company.

         17. Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

/X/ PLEASE MARK VOTES          REVOCABLE PROXY
    AS IN THIS EXAMPLE    PARK NATIONAL CORPORATION


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1998
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned holder(s) of Common Shares of Park National Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Maureen Buchwald, R. William Geyer and Rick R. Taylor, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 20, 1998, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at 2:00 p.m., local time, and any adjournment(s) thereof, and to vote all of the Common Shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:



Please be sure to sign and date this       ------------------
Proxy in the boxes below and to the right: |     DATE       |
-------------------------------------------------------------------------------
|                                                                             |
|                                                                             |
| SHAREHOLDER SIGN TO RIGHT               CO-HOLDER (IF ANY) SIGN TO RIGHT    |
-------------------------------------------------------------------------------

1.   TO ELECT AS DIRECTORS OF                       WITH-            FOR ALL
     THE COMPANY ALL OF THE       FOR               HOLD             EXCEPT
     NOMINEES LISTED BELOW TO
     SERVE TERMS OF THREE         /  /              /  /               /  /
     YEARS EACH (EXCEPT AS
     MARKED TO THE CONTRARY
     BELOW).*

MAUREEN BUCHWALD           D. C. FANELLO
PHILLIP T. LEITNAKER       J. GILBERT REESE           RICK R. TAYLOR

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-------------------------------------------------------------------------------

2.   TO APPROVE THE PROPOSED          FOR      AGAINST       ABSTAIN
     AMENDMENTS TO THE PARK
     NATIONAL CORPORATION 1995        /  /      /  /           /  /
     INCENTIVE STOCK OPTION
     PLAN.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.





--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage-paid envelope provided.
                           PARK NATIONAL CORPORATION
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2.
     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.
     ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE ABOVE SIGNED ARE HEREBY REVOKED. The above signed acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 20, 1998 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1997.
     Please sign exactly as your name appears hereon. When Common Shares are registered in two names, both shareholders should sign. When signing as Executor, Administrator, Trustee, Guardian, Attorney or Agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign that entity's name by authorized person. (Please note any change of address on this proxy card.)
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF PARK NATIONAL CORPORATION.
         PLEASE ACT PROMPTLY -- SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------